FOR IMMEDIATE RELEASE

Media Relations:
Paulina Heinkel
332.877.5339
Media.request@iff.com

Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports First Quarter 2025 Results

NEW YORK - May 6, 2025 - IFF (NYSE: IFF) reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Loss Before Taxes*	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$2.8 B	$(994) M	$(3.98)	$578 M	20.3%	$1.20
* Impacted by an impairment of goodwill of $1.15B in Food Ingredients

Management Commentary
“IFF delivered solid first quarter results, driven by disciplined execution and broad-based growth across most of our business,” said IFF CEO Erik Fyrwald. “Our growth, combined with ongoing productivity initiatives, contributed to a meaningful increase in profitability. We also successfully completed the divestiture of our Pharma Solutions business two months ahead of schedule, a key milestone that supports the achievement of our targeted debt leverage ratio."

“As we navigate the heightened macroeconomic uncertainty in today’s environment, we remain focused on what we can control - collaborating with our customers to drive growth, investing in innovation and delivering increased productivity. We are maintaining our full-year financial guidance ranges but recognize that the uncertain environment has potential for more challenges, yet we remain confident in our long-term strategy and the actions we are taking to strengthen IFF.”

First Quarter 2025 Consolidated Financial Results
•Reported net sales for the first quarter were $2.84 billion, a decrease of 2% versus the prior-year period. On a comparable basis2, currency neutral sales1 increased 3% versus the prior-year period with strong growth in Taste, Pharma Solutions, Health & Biosciences and Scent.
•Loss before taxes on a reported basis for the first quarter was $(994) million. This was a result of an impairment of goodwill of $1.15 billion in Food Ingredients related to the separation of the Company's Nourish segment into Taste and Food Ingredients. Adjusted operating EBITDA1 for the first quarter was $578 million. On a comparable basis2, currency neutral adjusted operating EBITDA1 improved 9% versus the prior-year period, driven by volume growth, favorable net pricing and productivity gains.
•Reported earnings per share (EPS) for the first quarter was $(3.98). Adjusted EPS excluding amortization1 was $1.20 per diluted share.
•Cash flows from operations for the first quarter was $127 million, and free cash flow1 defined as cash flows from operations less capital expenditures totaled $(52) million. Net debt to credit adjusted EBITDA1 at the end of the first quarter was 3.9x.
1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.
2 Comparable results for the first quarter exclude the impact of divestitures.

First Quarter 2025 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Comparable Currency Neutral (Non-GAAP)[1] [2]	Adjusted (Non-GAAP)[1]	Comparable Currency Neutral Adjusted (Non-GAAP)[1] [2]
	Sales	Sales	Operating EBITDA	Operating EBITDA
Taste	1%	7%	12%	22%
Food Ingredients	(7)%	(4)%	3%	5%
Health & Biosciences	2%	5%	0%	3%
Scent	(5)%	4%	(14)%	4%
Pharma Solutions	6%	8%	15%	19%

Taste Segment
•On a reported basis, first quarter sales were $627 million. On a comparable basis2, currency neutral sales1 increased 7% with broad-based growth in all regions.
•Taste adjusted operating EBITDA1 was $131 million and adjusted operating EBITDA margin1 was 20.9% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 22% led by volume growth, favorable net pricing and productivity gains.
Food Ingredients Segment
•On a reported basis, first quarter sales were $796 million. On a comparable basis2, currency neutral sales1 decreased 4% primarily due to lower demand in protein solutions.
•Food Ingredients adjusted operating EBITDA1 was $111 million and adjusted operating EBITDA margin1 was 13.9% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 5% driven by favorable net pricing and productivity.

Health & Biosciences Segment
•On a reported basis, first quarter sales were $540 million. On a comparable basis2, currency neutral sales1 increased 5% driven by growth across all businesses.
•Health & Biosciences adjusted operating EBITDA1 was $138 million and adjusted operating EBITDA margin1 was 25.6% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 3% as volume growth and productivity more than offset reinvestment.

Scent Segment
•On a reported basis, first quarter sales were $614 million. On a comparable basis2, currency neutral sales1 increased 4% led by growth in Fine Fragrance and Consumer Fragrance.
•Scent adjusted operating EBITDA1 was $144 million and adjusted operating EBITDA margin1 was 23.5% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 4% led primarily by volume growth and productivity gains.

Pharma Solutions Segment
•On a reported basis, first quarter sales were $266 million. On a comparable basis2, currency neutral sales1 increased 8% led by broad based growth.
•Pharma Solutions adjusted operating EBITDA1 was $54 million and adjusted operating EBITDA margin1 was 20.3% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 19% led primarily by the distribution model change and productivity gains.

Financial Guidance
The Company continues to expect full year 2025 sales to be in the range of $10.6 billion to $10.9 billion and full year 2025 adjusted operating EBITDA to be in the range of $2 billion to $2.15 billion. This outlook includes the impact of current tariff exposure and does not account for potential recessionary pressures that could arise from recent shifts in trade policy.

The Company continues to expect comparable currency neutral sales growth to be between 1% to 4%, with growth in most businesses. Comparable currency neutral adjusted operating EBITDA is expected to grow 5% to 10% year-over-year.

Based on recent market foreign exchange rates, the Company now expects that foreign exchange will have an approximately 2% (versus 4% previously) adverse impact to sales growth and an approximately 3% (versus 6% previously) adverse impact to adjusted operating EBITDA growth in 2025.

Full year guidance now includes four months of Pharma Solutions results (versus six months previously) as the divestiture closed earlier-than-anticipated on May 1, 2025. This results in an approximately 7% (versus 5% previously) adverse impact to sales growth and an approximately 8% (versus 6% previously) adverse impact to adjusted operating EBITDA growth in 2025.
The Company cannot reconcile its expected adjusted operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to divestiture and integration costs, gains (losses) on business disposals, and regulatory costs.

Audio Webcast

A live webcast to discuss the Company’s first quarter 2025 financial results will be held on May 7, 2025, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations, including those concerning expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to execute on our strategic and financial transformation, through non-core business divestitures and acquisitions, and expectations regarding the implementation of our refreshed growth-focused strategy and expectations around our business divestitures; our ability to continue to generate value for, and return cash to, our shareholders; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; expectations regarding the impact of government actions including tariffs; the impact of high input costs, including commodities, raw materials, transportation and energy; the expected impact of global supply chain challenges; our ability to enhance our innovation efforts, drive cost efficiencies and execute on specific consumer trends and demands; the growth potential of the markets in which we operate, including the emerging markets; expectations regarding sales and profit for the fiscal year 2025, including the impact of foreign exchange, pricing actions, raw materials, energy, and sourcing, logistics and manufacturing costs; the impact of global economic uncertainty and recessionary pressures on demand for consumer products; the success of our integration efforts, following acquisitions, including the acquisition of Frutarom and the N&B Transaction, and ability to deliver on our synergy commitments as well as future opportunities for the combined company; our strategic investments in capacity and increasing inventory to drive improved profitability; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; expected capital expenditures in 2025; and the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings.

These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) our substantial amount of indebtedness and its impact on our liquidity, credit ratings and ability to return capital to its shareholders; (2) our ability to successfully execute our strategic transformation; (3)the impact of regulatory, consumer, and economic trends for consumer products; (4) the impact of the outcomes of legal claims, disputes, regulatory investigations and litigation; (5) supply chain disruptions, geopolitical developments, climate change events, natural disasters, public health crises, tariffs and trade wars, and other events that may affect our suppliers or procurement of raw materials, and our development, manufacturing, distribution or sale of our products, and thus may impact our productivity, business and financial results; (6) inflationary trends, including in the price of our input costs, such as raw materials, transportation and energy; (7) our ability to successfully manage our working capital and inventory balances; (8) our ability to attract and retain key employees, and manage turnover of top executives; (9) our ability to successfully market to our expanded and diverse customer base; (10) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (11) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (12) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (13) the impact of a significant data breach or other disruption in our information technology systems; (14) our ability to benefit from our investments and expansion in emerging markets; (15) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (16) economic, regulatory and political risks associated with our international operations; (17) our ability to declare and pay dividends which is subject to certain considerations; (18) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (19) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (20) any impairment on our tangible or intangible long-lived assets; (21) our ability to enter into or close strategic transactions or divestments, or successfully establish and manage acquisitions, collaborations, joint ventures or partnerships; (22) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (23) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environment impact; (24) defects, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (25) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (26) the impact of our or our counterparties’ failure to comply with the U.S. Foreign Corrupt Practices Act, similar U.S. or foreign anti-bribery and anti-corruption laws and regulations, applicable sanctions or competition laws and regulations in the jurisdictions in which we operate or ethical business practices and related laws and regulations; (27) our ability to protect our intellectual property rights; (28) changes in business and operations related to the adoption of artificial intelligence; (29) the impact of changes in federal, state, local and international tax legislation or policies and adverse results of tax audits, assessments, or disputes; and (30) the impact of any tax liability resulting from the N&B Transaction.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Comparable results for the first quarter exclude the impact of divestitures.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization, interest expense, other expense, net, and certain non-recurring or unusual items that are not part of recurring operations such as, impairment of goodwill, restructuring and other charges, divestiture and integration costs, strategic initiatives costs, regulatory costs and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including, restructuring and other charges, divestiture and integration costs, losses (gains) on business disposals, strategic initiatives costs, regulatory costs and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, specified items and non-cash items.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to divestiture and integration costs, gains (losses) on business disposals, and regulatory costs.

Welcome to IFF

At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Statements of (Loss) Income
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Net sales	$2,843	$2,899	(2)%
Cost of sales	1,808	1,875	(4)%
Gross profit	1,035	1,024	1%
Research and development expenses	164	166	(1)%
Selling and administrative expenses	461	490	(6)%
Amortization of acquisition-related intangibles	143	168	(15)%
Impairment of goodwill	1,153	—	NMF
Restructuring and other charges	17	3	NMF
Gains on sales of assets	—	(2)	(100)%
Operating (loss) profit	(903)	199	NMF
Interest expense	71	83	(14)%
Other expense, net	20	1	NMF
(Loss) income before taxes	(994)	115	NMF
Provision for income taxes	23	54	(57)%
Net (loss) income	(1,017)	61	NMF
Net income attributable to non-controlling interests	1	1	—%
Net (loss) income attributable to IFF shareholders	$(1,018)	$60	NMF

Net (loss) income per share - basic(1)	$(3.98)	$0.23
Net (loss) income per share - diluted(1)	$(3.98)	$0.23

Average number of shares outstanding - basic	256	255
Average number of shares outstanding - diluted	256	256

(1)    Net (loss) income per share reflects adjustments related to the redemption value of certain redeemable non-controlling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$613	$469
Receivables, net	1,742	1,624
Inventories	2,249	2,133
Assets held for sale	3,254	3,030
Prepaid expenses and other current assets	775	737
Total current assets	8,633	7,993

Property, plant and equipment, net	3,771	3,739
Goodwill and other intangibles, net	14,413	15,525
Other assets	1,448	1,410
Total assets	$28,265	$28,667

Short-term borrowings	$1,689	$1,413
Other current liabilities	2,918	2,920
Total current liabilities	4,607	4,333

Long-term debt	7,601	7,564
Non-current liabilities	2,844	2,859

Total Shareholders' equity including Non-controlling interests	13,213	13,911
Total liabilities and shareholders' equity	$28,265	$28,667

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(1,017)	$61
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	236	278
Deferred income taxes	(61)	(9)
Gains on sales of assets	—	(2)
Stock-based compensation	19	18
Pension contributions	(5)	(7)
Impairment of goodwill	1,153	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(116)	(290)
Inventories	(92)	34
Accounts payable	154	83
Accruals for incentive compensation	(246)	(46)
Other assets/liabilities, net	102	(21)
Net cash provided by operating activities	127	99
Cash flows from investing activities:
Additions to property, plant and equipment	(179)	(118)
Proceeds from sale of assets	—	3
Net proceeds received from business disposals	—	37
Cash received on foreign currency forward contracts	22	—
Net cash used in investing activities	(157)	(78)
Cash flows from financing activities:
Cash dividends paid to shareholders	(102)	(207)
Increase (decrease) in revolving credit facility and short-term borrowings	—	250
Net borrowings of commercial paper (maturities less than three months)	292	833
Principal payments of debt	(16)	(833)
Other, net	(5)	(3)
Net cash provided by financing activities	169	40
Effect of exchange rate changes on cash, cash equivalents and restricted cash	40	(25)
Net change in cash, cash equivalents and restricted cash	179	36
Cash, cash equivalents and restricted cash at beginning of year	471	735
Cash, cash equivalents and restricted cash at end of period	$650	$771
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended March 31, 2025 and March 31, 2024 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2023
Current assets
Cash and cash equivalents	$613	$469	$732	$703
Cash and cash equivalents included in Assets held for sale	37	2	32	26
Restricted cash	—	—	7	6
Cash, cash equivalents and restricted cash	$650	$471	$771	$735

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31, 2025
	Taste	Food Ingredients	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$627	$796	$540	$614	$266	$2,843
Cost of Sales	(377)	(609)	(298)	(344)	(180)
Research & development expenses	(40)	(12)	(52)	(55)	(5)
Selling & administrative expenses	(94)	(92)	(81)	(86)	(32)
Depreciation expense add-back (a)	15	28	29	15	5
Adjusted Operating EBITDA	$131	$111	$138	$144	$54	$578

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$578
Depreciation & Amortization	(236)
Interest Expense	(71)
Other Expense, net	(20)
Restructuring and Other Charges (b)	(17)
Impairment of Goodwill (c)	(1,153)
Divestiture and Integration Costs (d)	(51)
Strategic Initiative Costs (e)	(8)
Regulatory Costs (f)	(11)
Other (g)	(5)
(Loss) Income Before Taxes	$(994)

Segment Adjusted Operating EBITDA Margin
Taste	20.9%
Food Ingredients	13.9%
Health & Biosciences	25.6%
Scent	23.5%
Pharma Solutions	20.3%
Consolidated	20.3%

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31, 2024
	Taste	Food Ingredients	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$619	$856	$529	$645	$250	$2,899
Cost of Sales	(384)	(673)	(286)	(350)	(181)
Research & development expenses	(39)	(20)	(46)	(55)	(6)
Selling & administrative expenses	(96)	(90)	(88)	(88)	(28)
Depreciation expense add-back (a)	17	35	29	16	12
Adjusted Operating EBITDA	$117	$108	$138	$168	$47	$578

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$578
Depreciation & Amortization	(278)
Interest Expense	(83)
Other Expense, net	(1)
Restructuring and Other Charges (b)	(3)
Divestiture and Integration Costs (d)	(58)
Strategic Initiatives Costs (e)	(4)
Regulatory Costs (f)	(35)
Other (g)	(1)
Income Before Taxes	$115

Segment Adjusted Operating EBITDA Margin
Taste	18.9%
Food Ingredients	12.6%
Health & Biosciences	26.1%
Scent	26.0%
Pharma Solutions	18.8%
Consolidated	19.9%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	First Quarter
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$1,035	$1,024
Divestiture and Integration Costs (d)	—	1
Adjusted (Non-GAAP)	$1,035	$1,025

Reconciliation of Selling and Administrative Expenses
	First Quarter
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$461	$490
Divestiture and Integration Costs (d)	(51)	(58)
Strategic Initiative Costs (e)	(8)	(4)
Regulatory Costs (f)	(11)	(35)
Other (g)	(6)	(2)
Adjusted (Non-GAAP)	$385	$391

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net (Loss) Income and EPS
	First Quarter
	2025				2024
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	(Loss) Income before taxes	Provision for income taxes (h)	Net (loss) income attributable to IFF (i)	Diluted EPS	(Loss) Income before taxes	Provision for income taxes (h)	Net (loss) income attributable to IFF (i)	Diluted EPS
Reported (GAAP)	$(994)	$23	$(1,018)	$(3.98)	$115	$54	$60	$0.23
Restructuring and Other Charges (b)	17	4	13	0.05	3	1	2	0.01
Impairment of Goodwill (c)	1,153	7	1,146	4.48	—	—	—	—
Divestiture and Integration Costs (d)	51	12	39	0.15	58	(7)	65	0.26
Strategic Initiative Costs (e)	8	2	6	0.02	4	1	3	0.01
Regulatory Costs (f)	11	3	8	0.03	35	4	31	0.12
Other (g)	5	1	4	0.02	1	—	1	—
Adjusted (Non-GAAP)	$251	$52	$198	$0.77	$216	$53	$162	$0.63

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	First Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2025	2024
Numerator
Adjusted (Non-GAAP) Net Income	$198	$162
Amortization of Acquisition related Intangible Assets	143	168
Tax impact on Amortization of Acquisition related Intangible Assets (h)	35	41
Amortization of Acquisition related Intangible Assets, net of tax (j)	108	127
Adjusted (Non-GAAP) Net Income ex. Amortization	$306	$289

Denominator
Weighted average shares assuming dilution (diluted)	256	256
Adjusted (Non-GAAP) EPS ex. Amortization	$1.20	$1.13

(a)	There is depreciation recorded within cost of sales, research & development expenses, and selling & administrative expenses, so there is an add-back of depreciation to calculate segment Adjusted Operating EBITDA. This reflects how the Chief Operating Decision Maker, the Chief Executive Officer, reviews Segment results.
(b)	For 2025, represents costs related to severance as part of the IFF Productivity Program. For 2024, represents costs related to lease impairment and severance as part of the Company's restructuring efforts.
(c)	For 2025, represents the impairment of goodwill related to the Food Ingredients reporting unit.
(d)	For 2025 and 2024, primarily represents costs related to the Company's planned divestitures. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.
(e)	For 2025 and 2024, primarily represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees, and strategic initiatives related to the Company’s business unit re-organization efforts.
(f)	For 2025 and 2024, represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance business.
(g)	For 2025, represents the net impact of costs related to severance, including accelerated stock compensation expense, for certain executives who have separated from the Company. For 2024, represents costs related to the Company's entity realignment project to optimize the structure of holding companies, primarily consulting fees.
(h)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(i)	For 2025 and 2024, reported and adjusted net (loss) income are each decreased by income attributable to non-controlling interest of $1 million.
(j)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Loss
(DOLLARS IN MILLIONS)	Twelve Months Ended March 31, 2025
Net loss	$(835)
Interest expense	293
Income taxes	—
Depreciation and amortization	973
Specified items(1)	1,576
Non-cash items(2)	200
Credit Adjusted EBITDA	$2,207
 _______________________
(1)Specified items consisted of restructuring and other charges, impairment of goodwill, divestiture and integration costs, strategic initiatives costs, regulatory costs and other costs that are not related to recurring operations.
(2)Non-cash items consisted of losses (gains) on sale of assets and losses on business disposals, loss on assets classified as held for sale, pension settlement losses, and stock based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	March 31, 2025
Total debt(1)	$9,319
Adjustments:
Cash and cash equivalents(2)	650
Net debt	$8,669
 _______________________
(1)Total debt used for the calculation of net debt consisted of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.
(2)Cash and cash equivalents included approximately $37 million currently in Assets held for sale on the Consolidated Balance Sheets.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended March 31,
	2025	2024
Net Sales
Taste(1)	$627	$615
Food Ingredients	796	856
Health & Biosciences	540	529
Scent(2)	614	618
Pharma Solutions	266	250
Consolidated	$2,843	$2,868
Segment Adjusted Operating EBITDA
Taste(1)	$131	$115
Food Ingredients	111	108
Health & Biosciences	138	138
Scent(2)	144	154
Pharma Solutions	54	47
Total	578	562
Depreciation & Amortization	(236)	(278)
Interest Expense	(71)	(83)
Other Expense, Net	(20)	(1)
Restructuring and Other Charges	(17)	(3)
Impairment of Goodwill	(1,153)	—
Divestiture and Integration Costs	(51)	(58)
Strategic Initiative Costs	(8)	(4)
Regulatory Costs	(11)	(35)
Other	(5)	(1)
Impact of Business Divestitures(3)	—	16
(Loss) Income Before Taxes	$(994)	$115
Segment Adjusted Operating EBITDA Margin
Taste	20.9%	18.7%
Food Ingredients	13.9%	12.6%
Health & Biosciences	25.6%	26.1%
Scent	23.5%	24.9%
Pharma Solutions	20.3%	18.8%
Consolidated	20.3%	19.6%
______________________
(1)Taste sales and segment adjusted operating EBITDA information exclude the results of the Flavors & Essences UK business that was divested on September 1, 2024, to present fully comparable scenarios.
(2)Scent sales and segment adjusted operating EBITDA information exclude the results of the Cosmetic Ingredients business that was divested on April 2, 2024, to present fully comparable scenarios.
(3)Amounts exclude the results of the Flavors & Essences UK business that was divested on September 1, 2024, and the Cosmetic Ingredients business that was divested on April 2, 2024, to present fully comparable scenarios.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q1 2025 Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	1%	12%	2.0%
Portfolio Impact	1%	2%	0.2%
% Change - Comparable	2%	14%	2.2%
Currency Impact	5%	8%	0.5%
% Change - Currency Neutral	7%	22%	2.7%

Q1 2025 Food Ingredients	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(7)%	3%	1.3%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	(7)%	3%	1.3%
Currency Impact	3%	2%	(0.1)%
% Change - Currency Neutral	(4)%	5%	1.2%

Q1 2025 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	0%	(0.5)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	2%	0%	(0.5)%
Currency Impact	3%	3%	0.0%
% Change - Currency Neutral	5%	3%	(0.5)%

Q1 2025 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(5)%	(14)%	(2.5)%
Portfolio Impact	4%	8%	1.1%
% Change - Comparable	(1)%	(6)%	(1.4)%
Currency Impact	5%	10%	1.4%
% Change - Currency Neutral	4%	4%	0.0%

Q1 2025 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	6%	15%	1.5%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	6%	15%	1.5%
Currency Impact	2%	4%	0.4%
% Change - Currency Neutral	8%	19%	1.9%

Q1 2025 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(2)%	0%	0.4%
Portfolio Impact	1%	3%	0.3%
% Change - Comparable	(1)%	3%	0.7%
Currency Impact	4%	6%	0.5%
% Change - Currency Neutral	3%	9%	1.2%
 _________________________
Note: The sum of these items may not foot due to rounding.